Exhibit 99.1

Walmart to Purchase 4,500 Canoo Electric Delivery Vehicles to be Used for Last Mile
Deliveries in Support of Its Growing eCommerce Business

The retailer will be the first to receive Canoo’s Lifestyle Delivery Vehicle which is anticipated to begin hitting the road for Walmart deliveries in 2023.

Bentonville, AR – (July 12, 2022) Walmart (NYSE: WMT) has signed a definitive agreement with Canoo (NASDAQ: GOEV), a high-tech advanced mobility company, to purchase 4,500 all-electric delivery vehicles, beginning with the Lifestyle Delivery Vehicle (LDV), with the option to purchase up to 10,000 units. The vehicles will be used to deliver online orders in a sustainable way which will also contribute to Walmart’s goal to achieve zero-emissions by 2040. While the LDV is expected to begin hitting the road in 2023, the companies plan to kick-off advanced deliveries to refine and finalize vehicle configuration in the Dallas Fort Worth metroplex in the coming weeks.

The LDV: Engineered for sustainable last mile deliveries with improved driver ergonomics and safety

Canoo’s fully electric Lifestyle Delivery Vehicle (LDV) is an American-made commercial EV optimized for sustainable last mile delivery use cases. As with all Canoo vehicles, the LDV is built on a proprietary multi-purpose platform (MPP) architecture that integrates the motors, battery module and other critical driving components. The LDV has a last mile delivery optimized cabin and customized cargo space. Canoo is utilizing true steer by wire technology, reducing moving parts and cabin intrusion, resulting in more usable interior space, better driver ergonomics and the addition of a panoramic window to improve road visibility.

The LDV is engineered for high frequency stop-and-go deliveries and speedy vehicle to door drop-off, including grocery and food/meal delivery. Its customized interior is designed for small package delivery, at competitive per stop economics. The modular design and 120 cubic feet cargo volume are adaptable to evolve with customer needs which contributes to a decreasing per unit investment over time.

“We are proud to have been selected by Walmart, one of the most sophisticated buyers in the world, to provide our high-tech, all-electric, American made Lifestyle Delivery Vehicle to add to their impressive logistics capabilities. Our LDV has the turning radius of a small passenger vehicle on a parking friendly, compact footprint, yet the payload and cargo space of a commercial delivery vehicle. This is the winning algorithm to seriously compete in the last mile delivery race, globally,” said Tony Aquila, Investor, Chairman and CEO of Canoo. “Walmart’s massive store footprint provides a strategic advantage in today’s growing ‘Need it now’ mindset and an unmatched opportunity for growing EV demand, especially at today’s gas prices.”

Expanding Walmart’s Last Mile Delivery Fleet

Canoo’s electric vehicles will be driven by Walmart associates and used to deliver online orders, from groceries to general merchandise, as well as the potential to be used for Walmart GoLocal, the retailer’s delivery-as-a-service business.

“We’re thrilled to continue diversifying our last mile delivery fleet with Canoo’s unique and sustainably focused all-electric technology which will provide our associates with safe, ergonomic delivery vehicles,” said David Guggina, senior vice president of innovation and automation, Walmart U.S. “Today, the closest Walmart to customers is right in their pockets – it’s the Walmart app. By continuing to expand our last mile delivery fleet in a sustainable way, we’re able to provide customers and Walmart+ members with even more access to same-day deliveries while keeping costs low.”

In addition to dedicated fulfillment centers, Walmart uses 3,800 of its stores, which are located within 10 miles of 90% of the U.S. population, to fulfill online orders. The retailer does this using a combination of Walmart associates, independent contractors driving on the Spark Driver Network, third-party delivery service providers, and in some locations, autonomous vehicles and drones, to make deliveries. Through their expansive last mile delivery network, Walmart can reach 80% of the U.S. population with same-day delivery on a growing assortment of items.

Collaborating Close to Home

Canoo’s agreement with Walmart builds on the company’s existing commitments in the state of Arkansas. Last year Canoo announced it had selected Bentonville, Arkansas, as its headquarters and Pryor, Oklahoma as the site for its U.S. manufacturing, further establishing an EV ecosystem in the heartland to create thousands of technology and manufacturing jobs in the surrounding communities.

“We’re encouraged that by being located in close proximity to the Canoo headquarters, we have the advantage to collaborate and innovate in real-time as well as the opportunity to aid in the creation of manufacturing and technology jobs here in our home state of Arkansas,” added Guggina.

Canoo anticipates starting production of the Lifestyle Delivery Vehicles beginning in Q4, 2022.

# # #

About Canoo

Canoo’s mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that spans the full lifecycle of the vehicle. Distinguished by its experienced team from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space that is customizable across all owners in the vehicle lifecycle to support a wide range of vehicle applications for consumers and businesses.

Canoo has teams in California, Texas, Oklahoma and Arkansas. For more information, please visit www.canoo.com. For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.

About Walmart
Walmart Inc. (NYSE: WMT) helps people around the world save money and live better — anytime and anywhere — in retail stores, online, and through their mobile devices. Each week, approximately 230 million customers and members visit more than 10,500 stores and clubs under 46 banners in 24 countries and eCommerce websites. With fiscal year 2022 revenue of $573 billion, Walmart employs approximately 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting corporate.walmart.com, on Facebook at facebook.com/walmart and on Twitter at twitter.com/walmart.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo’s ability to access future capital, via debt or equity markets, or other sources; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2022, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change.

However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contacts:

Agnes Gomes-Koizumi, VP, Communications

Press@canoo.com

Camille Dunn

www.news.walmart.com/reporter

1-800-331-0085